                                                                    Exhibit 23.1



Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 2000 in Radio One's Form 10-K for the year ended December 31, 1999, our reports dated June 1, 2000 in Radio One's Form 8-K dated October 6, 2000 and to all references to our Firm in this registration statement.


                                                /s/ Arthur Andersen LLP


Baltimore, Maryland,
October 25, 2000